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                                                                 Exhibit 23.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts," "Summary Historical Consolidated Financial Data," and "Selected Historical Consolidated Financial Data" and to the use of our reports dated March 7, 1997, in the Registration Statement (Form S-4) and related Prospectus of Burke Industries, Inc. for the registration of $110,000,000 aggregate principal amount of its 10% Senior Notes due 2007.


                                         ERNST & YOUNG LLP

San Jose, California
September 26, 1997